Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
First Charter Corporation:
We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-60641) and on Forms S-8 (Nos. 333-95003, 333-66362, 333-66354, 333-57710, 333-54019, 333-54021, 333-54023, 33-60949, 333-71497, and 333-132033), of First Charter Corporation of our reports dated March 9, 2006, with respect to the consolidated balance sheets of First Charter Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of First Charter Corporation.
KPMG LLP
Charlotte, North Carolina
March 9, 2006

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